Exhibit 32.1

CERTIFICATIONS

I, J. Brett Harvey, President and Chief Executive Officer (principal executive officer) of CONSOL Energy Inc. (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2004, of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 7, 2004

/s/ J. BRETT HARVEY
J. Brett Harvey President, Chief Executive Officer and Director